Zumiez Inc. Announces Record Fiscal 2012 First Quarter Results

First Quarter 2012 Sales Increased 23% to $129.9 Million; First Quarter 2012 Diluted EPS Increased 133% to $0.14

EVERETT, WA -- (Marketwire - May 17, 2012) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended April 28, 2012.

Total net sales for the first quarter ended April 28, 2012 (13 weeks) increased 22.7% to $129.9 million from $105.9 million in the quarter ended April 30, 2011 (13 weeks). Comparable store sales for the first quarter of fiscal 2012 increased 12.9% on top of a comparable store sales increase of 12.6% in the first quarter of fiscal 2011. Net income in the first quarter of fiscal 2012 increased 140.0% to $4.5 million, or $0.14 per diluted share, from net income of $1.9 million, or $0.06 per diluted share, in the first quarter of the prior fiscal year, a diluted earnings per share increase of 133.3%. The results for fiscal 2012 include costs of approximately $0.3 million, or $0.01 per diluted share, associated with the relocation of the Company's ecommerce fulfillment center from Everett, Washington to Edwardsville, Kansas.

At April 28, 2012, the Company had cash and current marketable securities of $171.2 million, an increase of 31.0% compared to cash and current marketable securities of $130.7 million at April 30, 2011.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased to start the year off with such strong performance. While the first quarter represents only a small percentage of our annual sales and earnings, theses results are further validation that our strategies to profitably grow the business are working. Our teams are energized and focused on carrying our current momentum into summer and positioning the Company for a successful back half of the year."

Fiscal 2012 Second Quarter Outlook

The Company is introducing guidance for the three months ending July 28, 2012. Net sales are projected to be in the range of $128 to $130 million resulting in net income per diluted share of approximately $0.04 to $0.06. This guidance is based on an anticipated comparable store sales increase in the mid single digit range for the second quarter of fiscal 2012 and includes costs of approximately $1.8 million, or $0.03 per diluted share, associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

The Company currently intends to open approximately 50 new stores in fiscal 2012, including up to 10 stores in Canada, with an opening cadence similar to fiscal 2011.

A conference call will be held today to discuss first quarter fiscal 2012 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-8852 followed by the conference identification code of 42196127.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of April 28, 2012 we operated 444 stores in the United States and 11 stores in Canada, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended January 28, 2012 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------

                                  April 28,    % of     April 30,    % of
                                    2012      Sales       2011      Sales
                                 ---------- ---------  ---------- ---------
Net sales                        $  129,899     100.0% $  105,851     100.0%
Cost of goods sold                   87,798      67.6%     72,661      68.7%
                                 ---------- ---------  ---------- ---------
Gross profit                         42,101      32.4%     33,190      31.3%

Selling, general and
 administrative expenses             34,839      26.8%     30,638      28.9%
                                 ---------- ---------  ---------- ---------
Operating profit                      7,262       5.6%      2,552       2.4%

Interest income, net                    490       0.4%        513       0.4%
Other income, net                        17       0.0%         55       0.1%
                                 ---------- ---------  ---------- ---------
Earnings before income taxes          7,769       6.0%      3,120       2.9%

Provision for income taxes            3,242       2.5%      1,234       1.1%
                                 ---------- ---------  ---------- ---------

Net income                       $    4,527       3.5% $    1,886       1.8%
                                 ========== =========  ========== =========

Basic earnings per share         $     0.15            $     0.06
                                 ==========            ==========

Diluted earnings per share       $     0.14            $     0.06
                                 ==========            ==========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                              30,779                30,343

  Diluted                            31,401                31,084

                                 ZUMIEZ INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                          April 28,  January 28,  April 30,
                                             2012        2012        2011
                                         ----------- ----------- -----------
                 Assets                  (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents                $     7,962 $    14,779 $    13,290
Marketable securities                        163,243     158,019     117,409
Receivables                                    8,700       6,284       8,277
Income taxes receivable                        3,325           -       2,910
Inventories                                   70,435      65,037      63,148
Prepaid expenses and other                     8,295       7,907       6,967
Deferred tax assets                            1,837       1,477       1,720
                                         ----------- ----------- -----------
    Total current assets                     263,797     253,503     213,721

Fixed assets, net                             96,275      89,478      79,051
Goodwill                                      13,154      13,154      13,154
Long-term deferred tax assets                  2,808       3,109       4,880
Long-term investments                          2,351       2,380       2,799
Long-term other assets                           541         533         758
                                         ----------- ----------- -----------
    Total long-term assets                   115,129     108,654     100,642

    Total assets                         $   378,926 $   362,157 $   314,363
                                         =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                   $    36,514 $    21,743 $    30,174
Accrued payroll and payroll taxes              7,086       9,062       6,232
Income taxes payable                               -       5,835           -
Deferred rent and tenant allowances            4,350       4,230       3,852
Other liabilities                             14,452      14,706      11,518
                                         ----------- ----------- -----------
    Total current liabilities                 62,402      55,576      51,776

Long-term deferred rent and tenant
 allowances                                   34,045      32,321      29,452
Long-term other liabilities                    2,060       1,983       1,805
                                         ----------- ----------- -----------
    Total long-term liabilities               36,105      34,304      31,257

                                         ----------- ----------- -----------
    Total liabilities                         98,507      89,880      83,033
                                         ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                       -           -           -
Common stock, no par value, 50,000
 shares authorized; 31,324 shares issued
 and outstanding at April 28, 2012,
 31,170 shares issued and outstanding at
 January 28, 2012 and 31,007 shares
 issued and outstanding at April 30,
 2011                                        102,971      99,412      93,986
Accumulated other comprehensive income           191         135          79
Retained earnings                            177,257     172,730     137,265
                                         ----------- ----------- -----------
    Total shareholders' equity               280,419     272,277     231,330
                                         ----------- ----------- -----------

    Total liabilities and shareholders'
     equity                              $   378,926 $   362,157 $   314,363
                                         =========== =========== ===========

                                 ZUMIEZ INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                       Three Months Ended
                                                     ----------------------
                                                      April 28,   April 30,
                                                        2012        2011
                                                     ----------  ----------
Cash flows from operating activities:
Net income                                           $    4,527  $    1,886
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                  5,275       4,705
Deferred taxes                                              (35)      1,488
Stock-based compensation expense                          1,606       1,386
Excess tax benefit from stock-based compensation         (1,710)     (1,054)
Other                                                       (74)         (5)
  Changes in operating assets and liabilities:
    Receivables                                          (2,172)     (2,110)
    Inventories                                          (5,355)     (6,841)
    Prepaid expenses and other                             (411)        245
    Trade accounts payable                               14,297      13,470
    Accrued payroll and payroll taxes                    (1,978)     (1,348)
    Income taxes payable                                 (7,443)     (5,963)
    Deferred rent and tenant allowances                   1,821       1,949
    Other liabilities                                    (2,549)     (4,167)
                                                     ----------  ----------
Net cash provided by operating activities                 5,799       3,641
                                                     ----------  ----------

Cash flows from investing activities:
Additions to fixed assets                                (8,519)     (2,540)
Purchases of marketable securities and other
 investments                                            (43,375)    (39,281)
Sales and maturities of marketable securities and
 other investments                                       37,317      38,843
                                                     ----------  ----------
Net cash used in investing activities                   (14,577)     (2,978)
                                                     ----------  ----------

Cash flows from financing activities:
Proceeds from exercise of stock-based compensation,
 net of withholding tax payments                            243         173
Excess tax benefit from stock-based compensation          1,710       1,054
                                                     ----------  ----------
Net cash provided by financing activities                 1,953       1,227
                                                     ----------  ----------

Effect of exchange rate changes on cash and cash
 equivalents                                                  8          43

Net (decrease) increase in cash and cash equivalents     (6,817)      1,933
  Cash and cash equivalents, beginning of period         14,779      11,357
                                                     ----------  ----------
  Cash and cash equivalents, end of period           $    7,962  $   13,290
                                                     ==========  ==========

  Supplemental disclosure on cash flow information:
  Cash paid during the period for income taxes           10,705       5,710
  Accrual for purchases of fixed assets                   5,840       2,722

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200